SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [  ]  Preliminary Proxy Statement
          [X]   Definitive Proxy Statement
          [  ]  Definitive Additional Materials
          [  ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                             CENTURY TELEPHONE ENTERPRISES, INC.
                     (Name of Registrant as Specified In Its Charter)

                Board of Directors of Century Telephone Enterprises, Inc.
                          (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check appropriate box):

          [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(j)(2).
          [  ]  $500 per each party to the controversy pursuant to Exchange
                Act Rule 14a-6(i)(3).
          [  ]  Fee  computed  on  table  below per Exchange Act Rules 14a-
                6(i)(4) and 0-11.

                1)    Title   of  each  class  of   securities   to   which
                      transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-
                      11:1

                4)    Proposed maximum aggregate value of transaction:


                Set forth amount on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

                1)    Amount Previously Paid:

                2)    Form, Schedule or Registration Statement No.:

                3)    Filing Party:

                4)    Date Filed

                                  [CTEI LETTERHEAD]

          Dear Shareholder:

               The  enclosed proxy card solicited on behalf of the Board of
          Directors of Century Telephone Enterprises, Inc. (the "Company") indicates the number of votes that you will be entitled to cast at the Company's Annual Meeting of Shareholders to be held May 9, 1996 (the "Annual Meeting"), according to the stock records of the Company. At the Annual Meeting, the shareholders will consider and vote upon the election of five Class II directors.

               The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share. All other shares are presumed to have only one vote per share.

               The Articles of Incorporation, however, set forth a list of circumstances in which the foregoing presumption may be refuted. Please review the provisions on the reverse side of this letter and, if you believe that the information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, send a letter to the Company at the above address briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

               The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each shareholder concerned of its decision with respect thereto, although in many cases the Company will not have time to inform a shareholder of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at
          (318) 388-9500.

                                        Very truly yours,


                                        /s/  Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board

          March 20, 1996

                                  [CTEI LETTERHEAD]

          Dear Shareholder:

               The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") indicates the number of shares that you will be entitled to have voted at the Company's Annual Meeting of Shareholders to be held May 9, 1996 (the "Annual Meeting"), according to the records of your broker, bank or other nominee. At the Annual Meeting, the shareholders will consider and vote upon the election of five Class II directors.

               The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. All shares held through a broker, bank or other nominee, however, are presumed to have one vote per share. The Articles of Incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held all of the attributes of beneficial ownership referred to in Paragraph 2 of the voting provisions printed on the reverse side of this letter since May 30, 1987. Please review those provisions and, if you believe that some or all of your shares are entitled to ten votes, you may follow one of the two procedures outlined below.

               First, you may write a letter to the Company at the above address describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted at the Annual Meeting so that, once a determination as to voting power is made, your votes may be counted.

               The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each beneficial owner or nominee, as the case may be, concerned of its decision with respect thereto, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

                                        Very truly yours,


                                        /s/ Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board
          March 20, 1996

                                  [CTEI LETTERHEAD]



          Dear Participants  in  the Company's Stock Bonus Plan and PAYSOP,
            Employee  Stock  Ownership   Plan,  Dollars  &  Sense  Plan  or
            Retirement Savings Plan for Bargaining Unit Employees:

               As a participant in one or more of the above-listed plans you are entitled to direct the exercise of voting power with respect to shares of the Company's Common Stock held in such plans in connection with the Company's 1996 Annual Meeting of Shareholders. At such meeting, the shareholders will consider and vote upon the election of five Class II directors.

               If you choose to direct the exercise of the plans' voting power, all of your instructions (subject to certain limited exceptions) will be deemed to be made by you in your capacity as a "named fiduciary" under the plans, which require you to direct your votes in a manner that you believe to be prudent and in the best interests of the participants of each respective plan. If you wish to direct the exercise of such voting power in such manner, please complete and return the enclosed voting instruction card or cards no later than the close of business on May 7, 1996 in accordance with the accompanying instructions.

               Most of you will receive the attached proxy materials of the Company from both (i) Regions Bank of Louisiana ("Regions Bank"), which is the trustee for the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan, and (ii) BZW Barclays Global Investors, N.A. ("BZW Barclays"), which is the trustee for the Company's Dollars & Sense and Retirement Savings Plans. To ensure that your voting instructions are counted, please carefully review the instructions separately provided by each such trustee. It is important that all voting instruction cards relating to the Stock Bonus, PAYSOP or Employee Stock Ownership Plans are returned ONLY to Regions Bank and that all voting instruction cards relating to the Dollars & Sense and Retirement Savings Plans are returned ONLY to BZW Barclays.

               If after reading the accompanying instructions you have any questions regarding the enclosed voting instruction cards, please contact the trustee responsible for administering the plan or plans to which your questions relate.

                                        Very truly yours,

                                        /s/ Clarke M. Williams

                                        Clarke M. Williams
                                        Chairman of the Board


          March 20, 1996

                         CENTURY TELEPHONE ENTERPRISES, INC.
                                100 Century Park Drive
                               Monroe, Louisiana  71203


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          TO THE SHAREHOLDERS OF
               CENTURY TELEPHONE ENTERPRISES, INC.

               The Annual Meeting of Shareholders of Century Telephone Enterprises, Inc. (the "Company") will be held at 2:00 p.m., local time, on May 9, 1996, at the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana, for the following purposes:

          1.   To elect five Class II directors; and
          2. To transact such other business as may properly come before the meeting and any adjournments thereof.

               The Board of Directors has fixed the close of business on March 11, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.


                                      By Order of the Board of Directors


                                      /s/ Harvey P. Perry

                                      HARVEY P. PERRY, Secretary


          Dated:  March 20, 1996


                       ________________________________________

          SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                       ________________________________________

                                   VOTING PROVISIONS

       Paragraph C of Article III of the Company's Articles of Incorporation provides as follows:
                                                         * * * *
       (1) Each share of Common Stock and each outstanding share of the Series A and H Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.
       (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.
             (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.
             (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph
   (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.
             (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.
       (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:
             (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;
             (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;
             (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or
             (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.
       (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.
       (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.
       (6) Each share of Common Stock acquired upon conversion of the outstanding Series A and H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.
       (7)   Where  a  holder  beneficially  owns  shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.
       (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.
       (9) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.
       (10) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.
       (11) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (a) such transaction has a bona fide business purpose, (b) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principals and
   (c) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, (i) the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of any rule or regulation regarding the per share voting rights of publicly-traded securities that is promulgated by the Securities and Exchange Commission or the principal exchange upon which the Common Stock is then listed for trading and (ii) nothing herein shall be interpreted to require the Corporation to account for any business combination transaction in any particular manner.

                       Century Telephone Enterprises, Inc.
                            100 Century Park Drive
                            Monroe, Louisiana  71203
                                 (318) 388-9500

                                 ___________________

                                  Proxy Statement
                                 ___________________

                                    March 20, 1996


               This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Century Telephone Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 25, 1996.

               On March 11, 1996, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 59,357,066 shares of common stock (the "Common Stock") and 90,467 shares of preferred stock that votes together with the Common Stock as a single class on all matters ("Voting Preferred Stock" and, collectively with the Common Stock, "Voting Shares"). The Company's Articles of Incorporation (the "Articles") generally provide that holders of Voting Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures.
          Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of the Voting Shares, including a presumption that each Voting Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the record holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 130,638,532 votes are entitled to be cast at the Meeting, of which 130,386,767 (99.8%) are attributable to the Common Stock. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

               If a shareholder is a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service, the enclosed proxy card covers shares credited to the shareholder's account under that plan, as well as shares registered in the participant's name. However, the proxy card will not serve as a voting instruction card for shares held for participants in the Company's Stock Bonus Plan and PAYSOP, Employee Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees. Instead, these participants will receive from the plan trustees separate voting instruction cards covering these shares. These voting instruction cards should be completed and returned in the manner provided in the instructions that will accompany such cards.

               The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained Hill and Knowlton, Inc. to assist in the solicitation of proxies from brokers, banks, nominees and individuals, for which it will be paid a fee of $6,500 and will be reimbursed for certain out-of-pocket expenses.

                                ELECTION OF DIRECTORS

               The Articles authorize a board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Five Class II directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the five below-named Class II nominees, each of whom has been recommended for election by the Board's Nominating Committee. If for any reason any proposed nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

               The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of shares of Common Stock determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and in-vestment power. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding shares of Common Stock or is entitled to cast more than 1% of the total voting power.


          __________________________________________________________________

          Class II Directors (for term expiring in 1999):
          __________________________________________________________________


[Photo] Virginia Boulet, age 42; a director since January 1995; Partner, Phelps Dunbar, L.L.P., a law firm, since March 1992; Partner, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., a law firm, from January 1989 to March 1992.

             Committee Memberships:          Audit; Shareholder Relations

             Shares Beneficially Owned:      1,000

            ________________________________________________________________

[Photo] Ernest Butler, Jr., age 67; a director since 1971; Executive Vice President and Director, Stephens Inc., an investment banking firm.

             Committee Memberships:          Audit; Compensation (Chairman);
                                             Shareholder Relations

             Shares Beneficially Owned:      337

            ________________________________________________________________

[Photo] James B. Gardner, age 61; a director since 1981; Managing Director of a division of Service Asset Management Company, a financial services firm, and Consultant to Affiliated Computer Service, Inc., a data services provider; President and Chief Executive Officer, Pacific Southwest Bank, F.S.B. from November 1991 to April 1994; from March 1991 to November 1991, Chairman of the Board and President of Elm Interests, Inc., a corporation formed to acquire and operate Bluebonnet Savings Bank, F.S.B.; for several years prior to March 1991, served as an executive officer of various banks or other financial service providers; Mr. Gardner has also been a director of Ennis Business Forms, Inc. since 1970.

             Committee Memberships:          Executive; Audit; Compensation

             Shares Beneficially Owned:      1,012
            ________________________________________________________________

[Photo] R. L. Hargrove, Jr., age 64; a director since 1985; retired as Executive Vice President of the Company in 1987 after 12 years of service as an officer; has acted since 1987 as a part-time consultant to local businesses and individuals regarding financial and tax matters.

             Committee Memberships:          Executive; Audit; Shareholder
                                             Relations (Chairman)

             Shares Beneficially Owned:      29,987
            ________________________________________________________________

[Photo] Johnny Hebert, age 67; a director since 1968; President of Valley Electric, an electrical contractor; private investor; retired as Vice President of River City Electric, an electrical contractor, in 1994.

             Committee Memberships:          Audit; Nominating (Chairman);
                                             Insurance Evaluation

             Shares Beneficially Owned:      3,188<F1>

           _________________________________________________________________

           The Board unanimously recommends a vote FOR each of these proposed nominees.
          __________________________________________________________________

          __________________________________________________________________

          Class III Directors (term expires in 1997):
          __________________________________________________________________


[Photo] Calvin Czeschin, age 60; a director since 1975; President and Chief Executive Officer of Yelcot Telephone Company, Czeschin Motors and ComputerMart, Inc.

             Committee Memberships:          Executive; Audit (Chairman);
                                             Shareholder Relations

             Shares Beneficially Owned:      110,332<F2>

            ________________________________________________________________

[Photo] F. Earl Hogan, age 74; a director since 1968; Managing Partner of EDJ Farms Partnership, a farming enterprise.

             Committee Memberships:          Executive; Audit; Compensation

             Shares Beneficially Owned:      17,793

            ________________________________________________________________

[Photo] Harvey P. Perry, age 51; a director since 1990; Senior Vice President, General Counsel and Secretary of the Company. Mr. Perry is the son-in-law of Clarke M. Williams.

             Committee Membership:           Executive

             Shares Beneficially Owned:      206,571<F3><F4>

            ________________________________________________________________

[Photo] Jim D. Reppond, age 54; a director since 1986; Vice President-Telephone Group of the Company since January 1, 1995; President-Telephone Group of the Company (or a comparable predecessor position) from May 1987 to December 31, 1994.

             Committee Memberships:          Executive; Insurance Evaluation

             Shares Beneficially Owned:      121,395<F3>
            ________________________________________________________________

          __________________________________________________________________

          Class I Directors (term expires in 1998):
          __________________________________________________________________


[Photo] William R. Boles, Jr., age 39; a director since 1992; an officer, director and practicing attorney with Boles, Boles & Ryan, a professional law corporation.

             Committee Memberships:         Insurance Evaluation (Chairman);
                                            Shareholder Relations

             Shares Beneficially Owned:     2,162
             _______________________________________________________________

[Photo] W. Bruce Hanks, age 41; a director since 1992; President-Telecommunications Services of the Company (or a comparable predecessor position) since July 1989.

             Committee Memberships:          Insurance Evaluation

             Shares Beneficially Owned:      183,167<F3>
            ________________________________________________________________

[Photo] C. G. Melville, Jr., age 55; a director since 1968; private investor; restaurant proprietor from March 1991 to July 1992; principal of a marine and industrial equipment distributor prior to March 1991.

             Committee Memberships:          Audit; Insurance Evaluation;
                                             Nominating

             Shares Beneficially Owned:      14,034

            ________________________________________________________________

[Photo] Glen F. Post, III, age 43; a director since 1985; Vice Chairman of the Board and Chief Executive Officer of the Company since 1992 and President since 1990; Chief Operating Officer from 1988 to 1992.

             Committee Membership:           Executive

             Shares Beneficially Owned:      405,645<F3>
            ________________________________________________________________

            ________________________________________________________________

[Photo] Clarke M. Williams, age 74; a director since 1968; Chairman of the Board; Chief Executive Officer from the Company's incorporation in 1968 to 1989 and from 1990 to 1992. Mr. Williams, who is the father-in-law of Harvey P. Perry, founded the Company's telephone business in 1946.

             Committee Membership:           Executive (Chairman)

             Shares Beneficially Owned:      618,004<F3><F5>
            ________________________________________________________________
          _______________

          <F1> Includes 750 shares owned by Mr. Hebert's  wife,  as to which he disclaims beneficial ownership.

          <F2> Includes 5,332 shares owned by Mr. Czeschin's wife,  as  to which he disclaims beneficial ownership.

          <F3> Includes (i) shares of restricted stock held as of the Record
               Date that were issued under, and are subject to the restrictions of, the Company's incentive compensation plans ("Restricted Stock"), (ii) shares ("Option Shares") that the below-named individuals have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's 1988, 1990 and 1995 Incentive Compensation Programs and (iii) shares (collectively, "Plan Shares") allocated to such individuals' accounts as of December 31, 1995 under the Company's Stock Bonus Plan and PAYSOP and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), as follows:

                                 Restricted
                  Name             Stock    Option Shares  Plan Shares
              __________________ __________ _____________ ____________

              Harvey P. Perry      8,524      159,898        13,883

              Jim D. Reppond       6,148       77,500        33,295

              W. Bruce Hanks       8,789      148,746        20,319

              Glen F. Post, III   12,706      338,068        29,910

              Clarke M. Williams  17,323      514,374        66,013


          <F4> Includes 11,335 shares owned by Mr. Perry's wife, as to which he disclaims beneficial ownership, and 555 shares held as custodian for the benefit of his children.

          <F5> Constitutes  1.0%  of  the outstanding shares of Common Stock and entitles Mr. Williams to cast .5% of the total voting power.

                              ___________________

          Meetings and Certain Committees of the Board

               During 1995 the Board held four regular meetings and three special meetings.

               The Board's Executive Committee, which met two times during 1995, is authorized to exercise all the powers of the Board to the extent permitted by law.

               The Board's Audit Committee meets with the Company's independent and internal auditors and the Company's personnel responsible for preparing its financial reports and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and directing and supervising any special investigations as instructed by the Board. The Audit Committee held four meetings during 1995.

               The Board's Nominating Committee, which held three meetings in 1995, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers. Any shareholder who wishes to make a nomination for the election of directors must do so in compliance with the procedures set forth in the Company's bylaws, which are discussed further under the heading "Other Matters -- Shareholder Nominations and Proposals."

               The Board's Compensation Committee, which is described further below, held five meetings during 1995.

          Director Compensation

               Each director who is not an employee of the Company is paid an annual fee of $21,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $750 for attending each meeting of a Board committee. The Company permits such directors to defer all or a portion of their fees until the date designated by the director or the occurrence of certain specified events. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

               Under the Company's Outside Directors' Retirement Plan, non-employee directors ("outside directors") who have completed five years of Board service are entitled to receive, upon normal retirement at age 70, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special board meeting. Outside directors who have completed ten years of service can also receive these payments upon early retirement at age 65, subject to certain benefit reductions. In addition, this plan provides certain disability and preretirement death benefits. The Company has established a trust to partially fund its obligations under this plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Outside directors whose service is terminated in connection with a change in control of the Company (as defined below) are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with the actuarial assumptions specified in the plan.

                 VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following table sets forth information regarding ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for one of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.

                          Amount and
                           Nature of
                          Beneficial        Percent of          Percent
Name and Address of      Ownership of       Outstanding        of Voting
Beneficial Owner         Common Stock<F1>   Common Stock<F1>     Power<F2>
____________________  _________________  __________________  ______________

Principal Shareholder:

  Regions Bank of
  Louisiana, as Trustee   6,305,723<F3>          10.6%            37.0%
  (the "Trustee") of the
  Stock Bonus Plan and
  ESOP (the "Benefit Plans")
  P. O. Box 7232
  Monroe, Louisiana 71211


Management:

  R. Stewart Ewing, Jr.    173,762<F4>             *                 *

  All directors and      1,995,667<F5>           3.3%              2.8%
  officers as a group
  (16 persons)

__________________

*    Represents less than 1%.

          <F1> Determined  in  accordance  with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Stock, the Company has outstanding Series A, H and K Voting Preferred Stock that votes together with the Common Stock as a single class on all matters. Although one or more persons beneficially own in excess of 5% of each of these series of Voting Preferred Stock, the percentage of voting power held by these persons is immaterial. For additional information regarding the Voting Preferred Stock, see page 1 of this proxy statement.

         <F2>  Based  on the Company's records and,  with  respect  to  all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of the Trustee's shares entitle it to ten votes per share.

         <F3>  All voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

         <F4>  Includes 8,519  shares  of  Restricted Stock, 137,139 Option
               Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date and 13,875 Plan Shares allocated to his account as of December 31, 1995 under the Benefit Plans and as of the Record Date under the 401(k) Plan.

         <F5>  Includes   (i)  67,650  shares  of  Restricted  Stock,  (ii)
               1,453,177 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 192,547 Plan Shares allocated to their respective accounts as of December 31, 1995 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 24,831 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 555 shares held as custodian for the benefit of the children of a director and executive officer

                                     ________________

                   EXECUTIVE COMPENSATION AND RELATED INFORMATION

          Report of Compensation Committee Regarding Executive Compensation

               General. The Board's Compensation Committee, among other things, monitors and evaluates the compensation levels of the Company's executive officers and directors and administers the Company's restricted stock and incentive compensation programs. All determinations of the Committee are submitted to the full Board for its ratification, except for awards under certain of the Company's stock-based compensation programs and certain other determinations that require action by independent directors. Under the Company's Bylaws, the Company may not, among other things, set the salaries or change the benefits of its executive officers without the approval of the Compensation Committee. The Committee is composed entirely of Board members who are not employees of the Company.

               The Committee periodically consults with nationally recognized consulting firms to assist it in evaluating the Company's executive compensation. With the assistance of the Committee and its consultants, the Board has adopted an executive compensation philosophy statement setting forth the Company's compensation objectives, which include:

             *     if justified by corporate performance, compensating the
                    executive   group   at  rates  higher  than  those   of
                    comparable companies in an effort to hire and retain key executives

             * providing incentive compensation tied to the Company's annual, intermediate and long-term performance

             *      encouraging team orientation

             * providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement

             * structuring executive compensation to ensure its full deductibility under federal income tax laws

               At present, the Company's executive compensation is comprised of (i) salary, (ii) an annual cash and stock incentive bonus, (iii) additional incentive compensation in the form of stock options and a stock retention program, and (iv) other benefits typically provided to executives of comparable companies, all as described further below. For each such component of compensation, the Company's compensation levels are compared with those of comparable companies.

               During   1995,   the   Committee  retained  an   independent
          consulting firm to evaluate the Company's officer compensation programs. In connection with this review, the consulting firm compared the Company's officer compensation practices to that of a national group of several hundred companies. This group consisted of a substantial number of telecommunications companies (including most of the 10 companies comprising the "Value Line Telecommunications/Other Majors Index" referred to in the Company's stock performance graph appearing elsewhere herein), but also included several hundred other companies (excluding financial service companies) that have revenue levels similar to the Company's. Compensation data from telecommunications companies was given substantially more weight than data from other companies in establishing comparable compensation levels.

               Salary. The salary of each executive officer, including the Chief Executive Officer, is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at comparable companies. Based on these criteria, the Committee seeks to provide the Company's executive officers with salaries that are at least commensurate with the median salary levels at comparable companies. In connection with reviewing and establishing salaries, the Committee typically also reviews the Company's financial performance during the prior year. However, these criteria are given less weight in determining salaries principally due to the Committee's belief that it is more appropriate to reward positive performance through bonuses, stock options and other incentive compensation programs. Notwithstanding this, the Committee believes it is appropriate to establish salaries in excess of median salary levels when warranted by the Company's financial performance in relation to comparable companies. Although the individual performance of each executive officer is reviewed, the Committee historically has not attempted to reward individual achievement through the salary component of compensation due to the inherent subjectivity of such evaluations and the detrimental effect this might have on the Company's team orientation to executive compensation.

               During 1995, the Committee's independent consulting firm surveyed the compensation practices of Century and comparable companies, and concluded that all of the executive officers named in the Summary Compensation Table appearing below (the "named officers") were receiving salaries below the midpoint of salary ranges for comparable officers at comparable companies, and that the Chief Executive Officer's salary was substantially below the midpoint applicable to comparable officers. Based on the Committee's review of this report and the Company's return on equity, revenue growth and earnings growth for recent periods, the Committee increased the salary of the Chief Executive Officer by 21.2% and the salary of each other named officer by 5.5%. The Committee believes these raises were consistent with its objectives of (i) ensuring that the executive officers receive salaries at least equal to those of comparable executives and
          (ii) applying a team orientation to executive compensation.

               The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "- Employment Contract With Chairman and Change-in-Control Arrangements."

               Annual  Bonus.   In connection  with  the  Company's  annual
          incentive bonus program, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. In early 1995 the Committee recommended that the executive officers receive an incentive bonus for 1995 equal to 25% of their annual salaries if the Committee's 1995 targets were attained, with no bonus being payable if certain minimum target performance levels were not attained, and a bonus of up to 50% of salary being payable if the Committee's 1995 targets were substantially exceeded. Although the Committee may choose any measure of financial performance that it deems appropriate, the Committee for the past several years has used return on equity and revenue growth (as adjusted for certain specified non-recurring transactions), but has weighted return on equity more heavily than revenue growth in order to reflect the Committee's desire to more closely tie executive compensation to shareholder return.

               As a result of the Company exceeding its 1995 targets for both return on equity and revenue growth, each executive officer has received a bonus equal to 38% of his 1995 salary. The Compensation Committee determined to pay 60% of each executive officer's incentive bonus in cash and 40% in Restricted Stock that may not be transferred by the officer for five years and will be forfeited if prior to that time the officer leaves the Company, other than as a result of death, disability or retirement. As a result, the realization of a significant portion of the 1995 bonus is tied to the Company's future stock price performance.

               In determining the size of the executive officers' target bonuses, the Compensation Committee has historically reviewed the most current, readily available information furnished by its consultants and management as to the bonus practices among comparable companies. During 1995, the Committee's independent consulting firm determined that the Company's target bonuses, measured as a percentage of salary, are lower than those targeted by comparable companies. Nonetheless, the Committee elected to maintain the Company's annual bonus program unchanged for 1995.

               Similar to its policy with respect to salaries, the Committee traditionally has refrained from rewarding individual achievement through the use of bonuses. However, for each of the last three years the Committee has approved a special incentive bonus for the Company's President - Telecommunications Services based upon attainment of certain quantitative and nonquantitative goals. For 1995, the quantitative goals related to cellular revenue growth (weighted 30%), operating expenses (weighted 15%), sales and marketing expense (weighted 15%) and subscriber growth (weighted 20%). Attainment of certain specified nonquantitative goals accounted for the remaining 20%. Under the special bonus, this officer may receive a cash bonus of 10% of his salary if all goals are met, with lesser amounts being payable for partial satisfaction of one or more of these goals, and a bonus of up to 20% of salary being payable if all goals are substantially exceeded. The 10% target bonus is designed to sufficiently reward this executive for successful development of a line of business that the Company believes has above-average growth potential, while at the same time ensuring that the amount received is not large enough to conflict with the Company's team approach to executive compensation. For 1995, this officer attained one of the four quantitative goals and fully attained his nonquantitative goals, which resulted in a special cash bonus of $20,374 (8.9% of salary). The Committee has approved a similar arrangement for this officer for 1996.

               Stock Incentive Programs. The Company's current incentive compensation programs authorize the Compensation Committee to grant stock options and various other incentives to key personnel. The Committee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and increases in the market price of the Common Stock and thereby ally the executive officers' financial interests with those of the Company's shareholders.

               Options. Options granted under these programs become exercisable based upon criteria established by the Compensation Committee. The Compensation Committee generally determines the size of option grants based on information furnished by the Committee's consultants regarding stock option practices among comparable companies and by creating greater opportunities for stock ownership the greater one's responsibilities and duties. The Committee also considers stock option grants previously made and the aggregate of such grants.

               During 1995, the Committee awarded additional options to the Company's officers, as described in more detail elsewhere herein. The Committee determined the size of the individual option grants based on information furnished by the Committee's independent consulting firm as to the stock option practices among other comparable companies. Based on the consulting firm's recommendations, the Committee granted options to each of the executive officers having a value, determined under the Black-Scholes valuation methodology and expressed as a percentage of annual salary, commensurate with option awards to comparable executives at other comparable companies. Approximately 30% of the options awarded in 1995 to the executive officers are exercisable at a price 10% higher than the per share market price of Common Stock on the grant date, approximately 33% of the options are exercisable at a price which is an additional 10% higher, and the remaining 37% of the options are exercisable at a price which is an additional 10% higher. The Committee's use of tiered exercise prices has placed the executives' long-term incentive compensation at a greater degree of risk than that associated with more traditional option programs, thereby significantly strengthening the executives' incentives to enhance shareholder value. The 1995 option grants are intended to serve as a three-year option program.

               Stock  Retention  Program.   To  provide  an  incentive  for
          officers to acquire and hold Common Stock, the Compensation Committee instituted a Stock Retention Program in 1993. Under this program, each executive officer who in 1993 voluntarily purchased a specified number of shares of Common Stock was awarded (i) an equal number of shares of Restricted Stock, all of which will be forfeited if within three years the purchased shares are sold or if the officer's employment terminates, other than as a result of death, disability or retirement, and (ii) performance units entitling the officer to earn a number of shares of Common Stock equal to 40% of the number of shares purchased. These shares will be earned only if the ten-day average closing price of the Common Stock increases by 30% over the price on the award date at any time prior to the fifth anniversary of the award, but may in no event be issued prior to the third anniversary date of the award. The executive officers are paid dividend equivalent cash payments with respect to unearned performance units at the dividend rate applicable to the underlying Common Stock. The Company arranged and guaranteed loans to officers for the purchase of shares in 1993 under this program. No awards were made under this program during 1994 or 1995.

               Other Benefits. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Stock so as to further align employees' and shareholders' financial interests. The Company also maintains the Stock Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

               Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, a supplemental retirement plan (which is described below under "- Supplemental Pension Plan"), a supplemental defined contribution plan, a supplemental 401(k) plan, and a disability salary continuation plan.

               Compensation of Chief Executive Officer. The criteria, standards and methodology used by the Committee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under "-- Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the salary of the Chief Executive Officer by 21.2% during 1995, to $415,000. This increase was intended to partially reduce the gap between the Chief Executive Officer's 1994 salary and the midpoint of the salary range for comparable officers at comparable companies determined by the Committee's consultants. The Committee intends to grant another significant salary increase to the Chief Executive Officer during 1996 to further reduce or eliminate this shortfall. Application of the Committee's compensation criteria also resulted in the Chief Executive Officer receiving for 1995 a bonus valued at 38% of his base salary paid in the form of $87,545 cash and 1,729 shares of Restricted Stock and options to purchase 126,336 shares of Common Stock, all as described further elsewhere herein.

                Ernest Butler, Jr.  James B. Gardner     F. Earl Hogan


          Compensation Committee Interlocks and Insider Participation

               As   indicated   above,  the  members  of  the  Compensation
          Committee include Ernest Butler, Jr., who is an Executive Vice President and Director of Stephens Inc., which has provided, and is expected to continue to provide, investment banking services to the Company from time to time. During 1995, Stephens Inc. was a co-manager of the Company's $150 million senior note offering. The Compensation Committee has formed an Incentive Awards Subcommittee, composed solely by James B. Gardner and F. Earl Hogan, for purposes of, among other things, granting stock-based incentive awards and other types of performance-based compensation.

          Summary of Compensation

               The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and
          (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.


                                Summary Compensation Table

                                                          Long-Term
                                                         Compensation
                                                            Awards
                                                     ______________________
                              Annual Compensation     Restricted  Securities
Name and Current              _____________________     Stock     Underlying    All Other
 Principal Position     Year  Salary    Bonus<F1>      Awards<F1>  Options    Compensation<F2>
_____________________ _______ ________ ___________ ___________  ___________ _________________
Clarke M. Williams     1995   $470,864   $107,357      $71,584   126,336        $81,295
 Chairman of the Board 1994    448,161    134,449       89,621         0         75,629
                       1993    429,710    103,130      178,554         0         42,554

Glen F. Post, III      1995    383,969     87,545       58,354   126,336         52,081
 Vice Chairman of      1994    336,129    100,839       67,239         0         39,888
 the Board, President  1993    322,288     77,349      132,229         0         20,366
 and Chief Executive
 Officer

W. Bruce Hanks         1995    228,975     72,581       34,796    36,552         34,842
 President-            1994    217,930     89,264       43,586         0         28,054
 Telecommunications    1993    209,796     69,627       93,051         0         18,589
 Services

Harvey P. Perry        1995    223,201     50,890       33,919    36,552         32,410
 Senior Vice           1994    212,440     63,732       42,501         0         27,879
 President, Secretary  1993    202,496     48,599       92,896         0         18,442
 and General Counsel

R. Stewart Ewing, Jr.  1995    222,918     50,825       33,885    36,552        32,021
 Senior Vice President 1994    212,178     63,653       42,439         0        27,542
 and Chief Financial   1993    202,256     48,541       92,605         0        18,174
 Officer


_________________

<F1>   For  each year indicated above, the Company has awarded a portion of the officers' annual incentive bonuses in the form of Restricted Stock ("Bonus Restricted Shares"). In addition, in 1993 the Company issued in connection with its Stock Retention Program additional shares of Restricted Stock ("Other Restricted Shares") and performance units entitling officers to earn shares of Common Stock if the average trading price of such stock increases by 30% over the price on the award date ("Contingent Performance Shares"). The table above reflects, for each year indicated, the aggregate value of Bonus Restricted Shares and Other Restricted Shares awarded, determined in each case as of the award date. The chart below sets forth additional information as of December 31, 1995 regarding the named executive officers' aggregate holdings of such shares and the aggregate value thereof, determined as if all such Restricted Stock and all Contingent Performance Shares were fully vested and earned. (This chart does not reflect Bonus Restricted Shares granted in February 1996 as incentive bonuses for the Company's 1995 performance.)

                                                         Aggregate
           Bonus       Other      Contingent              Value at
         Restricted  Restricted  Performance            December 31,
 Name      Shares     Shares       Shares      Total        1995
_________ _________ __________ ____________ __________ ____________

Williams   15,261      3,600      1,440        20,301     $644,557

Post       10,401      2,700      1,080        14,181      450,247

Hanks       7,589      2,025        810        10,424      330,962

Perry       7,213      2,025        810        10,048      319,024

Ewing       7,127      2,025        810         9,962      316,294

    Dividends or dividend equivalent cash payments are paid currently with respect to all shares described above. For additional information regarding the foregoing, see "- Report of Compensation Committee Regarding Executive Compensation."

<F2> Comprised of the Company's (i) matching contributions to the 401(k)
     Plan (as supplemented in 1995 by matching contributions under the Company's Supplemental Dollars & Sense Plan), (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), and (iv) contributions pursuant to the Stock Bonus Plan and ESOP valued as of December 31, 1995 (as supplemented in 1994 and 1995 by contributions under the Company's Supplemental Defined Contribution Plan), in each case for and on behalf of the named executive officers as follows:

                                                         Stock Bonus
                         401(k)       Medical    Life      Plan and
                          Plan         Plan     Insurance    ESOP
      Name     Year   Contributions  Premiums   Premiums  Contributions
____________ ________ _____________ ___________ _________ ______________

Williams       1995         $0          $1,344    $37,065     $42,886
               1994          0           1,344     29,245      45,040
               1993          0           1,344     25,923      15,287

Post           1995      14,982          1,344        783      34,972
               1994       4,135          1,344        628      33,781
               1993       3,164          1,344        571      15,287

Hanks          1995      10,855          1,344        443      22,200
               1994       4,424          1,344        384      21,902
               1993       3,285          1,344        361      13,599

Perry          1995       9,883          1,344        854      20,329
               1994       4,429          1,344        756      21,350
               1993       3,323          1,344        669      13,106

Ewing          1995       9,870          1,344        504      20,303
               1994       4,429          1,344        445      21,324
               1993       3,323          1,344        397      13,110

                              _____________________

          1995 Option Grants

               The  following   table   sets  forth   certain   information
          concerning nonqualified stock options granted in 1995 by the Compensation Committee.

                             Option Grants in Last Fiscal Year

                                                                           Potential Realizable Value of Options
                        Number of   % of Total                                    at Assumed Annual Rates of
                        Securities   Options                                     Stock Price Appreciation Over
                        Underlying  Granted to                                        Ten-Year Option Term
                         Options   Employees in  Exercise  Expiration           ________________________________
    Name                Granted<F1>    1995        Price      Date                 (5%)<F2>          (10%)<F3>
____________________   ____________ ____________ __________ ___________            _____             ______

Clarke M. Williams        37,790       6.2%        $32.86     5/22/05           $597,204          $1,686,494
                          41,785       6.8%         36.12     5/22/05            524,119           1,728,564
                          46,761       7.6%         39.69     5/22/05            419,597           1,767,475



Glen F. Post, III         37,790       6.2%        32.86      5/22/05            597,204           1,686,494
                          41,785       6.8%        36.12      5/22/05            524,119           1,728,564
                          46,761       7.6%        39.69      5/22/05            419,597           1,767,475



W. Bruce Hanks            10,934       1.8%        32.86      5/22/05            172,792             487,963
                          12,089       2.0%        36.12      5/22/05            151,635             500,098
                          13,529       2.2%        39.69      5/22/05            121,399             511,370


Harvey P. Perry           10,934       1.8%        32.86      5/22/05            172,792             487,963
                          12,089       2.0%        36.12      5/22/05            151,635             500,098
                          13,529       2.2%        39.69      5/22/05            121,399             511,370

R. Stewart Ewing, Jr.     10,934       1.8%        32.86      5/22/05            172,792             487,963
                          12,089       2.0%        36.12      5/22/05            151,635             500,098
                          13,529       2.2%        39.69      5/22/05            121,399             511,370

                 ____________________

<F1>   These options became exercisable on November 22, 1995.

<F2>   Assuming a 5% stock price appreciation over ten years, all of the
       Company's outstanding shares of Common Stock as of the Record Date would appreciate $1,185,000,000.

<F3>   Assuming a 10% stock price appreciation rate over ten years, all of the Company's outstanding shares of Common Stock as of the Record Date would appreciate $3,004,000,000.


  Option Exercises and Holdings

   The following table sets forth certain information concerning the exercise of options during 1995 and unexercised options held at December 31, 1995.

               Aggregated Option Exercises in Last Fiscal Year
                   and Fiscal Year-End Option Values


                       No.  of                  Number of Securities       Value of Unexercised
                       Shares                  Underlying Unexercised    in-the-Money Options at
                      Acquired              Options at December 31, 1995    December 31, 1995
                         on       Value     ____________________________ ___________________________
     Name             Exercise  Realized    Exercisable    Unexercisable  Exercisable  Unexercisable
___________________  __________ __________  ____________   _____________  ___________  _____________

Clarke M. Williams    228,000   $5,077,405     525,374              0      $4,535,977         $0

Glen F. Post, III           0            0     363,068              0       2,847,568          0

W. Bruce Hanks              0            0     148,746              0         815,916          0

Harvey P. Perry         5,000      107,625     159,897              0       1,135,040          0

R. Stewart Ewing, Jr.       0            0     137,139              0         698,917          0


Supplemental Pension Plan

  The   Company   has  a  Supplemental  Executive  Retirement   Plan   (the
"Supplemental Pension Plan") pursuant to which each officer who has completed at least five years of service is entitled to receive a monthly payment upon retirement or, under certain circumstances, attainment of age 55. The following table reflects the annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any person with 15 or more years of service, with reduced benefits.

                                 Annual Benefit Payable on Retirement

                                         Years of Service
                            ___________________________________________

        Compensation         15         20         25          30
        ______________    ________   ________   ________    _________

           $250,000       $ 56,250   $ 75,000   $ 93,750    $112,500

           300,000          67,500     90,000    112,500     135,000

           350,000          78,750    105,000    131,250     157,500

           400,000          90,000    120,000    150,000     180,000

           450,000         101,250    135,000    168,750     202,500

           500,000         112,500    150,000    187,500     225,000

           550,000         123,750    165,000    206,250     247,500

           600,000         135,000    180,000    225,000     270,000

           650,000         146,250    195,000    243,750     292,500

           700,000         157,500    210,000    262,500     315,000

           750,000         168,750    225,000    281,250     337,500

         The above table reflects the benefits payable under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The amount of an officer's monthly payment under the Supplemental Pension Plan is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.5% of his average monthly compensation during the 36-month period within his last ten years of employ-ment in which he received his highest compensation and 3 1/3% of his estimated monthly Social Security benefit.

         Under the Supplemental Pension Plan, the number of credited years of service at December 31, 1995 was over 30 years for Mr. Williams, 19 years for Mr. Post, 15 years for Mr. Hanks, 12 years for Mr. Ewing and 11 years for Mr. Perry, and the compensation upon which benefits are based is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary", "Bonus" and "Restricted Stock Awards" (less, for 1993 only, amounts included under the "Restricted Stock Awards" column that are attributable to Other Restricted Shares).

         Mr. Williams has the option of receiving retirement benefits under either the Supplemental Pension Plan or under a separate supplemental retirement plan (the "Other Plan") in which he held grandfathered rights when the Supplemental Pension Plan was adopted. Under this Other Plan, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related PAYSOP accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Supplemental Pension Plan significantly exceed the benefits he would receive under the Other Plan. The Company anticipates that this benefit level differential will continue for the foreseeable future.

     Employment   Contract   with   Chairman   and   Change-in-Control
     Arrangements

         The  Company  has  an  employment  agreement   with  Mr.
     Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term lapses in May 1996 but thereafter continues from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement as of such date or any subsequent anniversary date. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company (defined substantially similarly to the definition below), he will be entitled to receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies then in effect, certain severance benefits, including (i) a lump sum cash payment equal to three times the sum of his annual salary plus the value of any cash and stock bonuses awarded to him during the prior year, (ii) any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, (iii) continued participation in the Company's employee benefit plans for three years and (iv) continued use of the Company's aircraft for one year on terms comparable to those previously in effect.

         The Company also has agreements with each of its executive officers (other than Mr. Williams) which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any Change in Control (as defined below) of the Company to (i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary plus the value of any cash and stock bonuses awarded to the officer during the prior year (which payment is in addition to all amounts which may be payable under the Company's termination policies then in effect), (ii) receive any such additional cash payments as may be necessary to compensate him for any federal excise taxes imposed upon contingent change in control payments, and (iii) continue to receive certain health and life insurance benefits for three years.

         Under  the   above-referenced  severance  agreements,  a
     "Change in Control" of  the Company would be deemed to occur upon
     (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the combined voting power of the Company's voting securities, (ii) a majority of the Company's directors being replaced during a two-year period, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) the occurrence of any event relating to the Company that would be required to be reported to the Securities and Exchange Commission under Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

         All employees with at least one year of service are entitled to receive a cash termination allowance under the Company's broad-based termination allowance plan if their service is terminated due to a workforce reduction, layoff or elimination of job categories. The payment is based on the number of years of service, but can in no event exceed 52 weeks of pay. Upon a change in control of the Company (defined substantially similarly to the definition above), employees have a vested right to receive  the termination allowance then in  effect  if  they  are terminated without cause or suffer a 15% reduction in compensation within two years of the change in control.

         In the event of a change in control of the Company (defined substantially similarly to the definition above), the Company's benefit plans provide, among other things, that all restrictions on outstanding Restricted Stock will lapse, all outstanding stock options will become fully exercisable, all Contingent Performance Units will be fully earned, short-term incentive awards will be payable in full for the year in which the event occurs if merited based on the Company's annualized performance, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

    Performance Graph

         The   graph   below   compares   the  cumulative   total
    shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the Value Line Telecommunications/Other Majors Index, in each case assuming (i) the investment of $100 on January 1, 1991 at closing prices on December 31, 1990 and (ii) reinvestment of dividends. The Value Line Telecommunications/Other Majors Index is prepared by Value Line, Inc., consists of 10 telecommunications companies, including the Company, and is available by contacting Value Line, Inc. directly.





                   [PERFORMANCE GRAPH INSERTED HERE]

______________________________________________________________________________

                                                       December 31,
______________________________________________________________________________

                                       1990  1991   1992   1993   1994   1995
______________________________________________________________________________

Century Telephone Enterprises, Inc.    $100   $98   $140   $127   $148   $161
______________________________________________________________________________

S&P 500 Index                          $100  $131   $141   $155   $157   $216
______________________________________________________________________________

Value Line Telecommunications/         $100  $121   $134   $148   $138   $191
Other Major Index
______________________________________________________________________________


    Certain Transactions

         The Company  paid approximately $585,000 to Boles, Boles
    & Ryan, a professional law corporation, for legal services rendered to the Company in 1995. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

         During 1995, the Company paid approximately $834,000  to
    a real estate firm owned by the brother of Harvey P. Perry, the Company's Senior Vice President, Secretary and General Counsel. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to several of the Company's office sites and over 50 of its cellular tower sites in several states, including locating and analyzing properties suitable for acquisition as cellular tower sites, negotiating purchase terms with the land owners, and subleasing cellular tower space.

         During   1995,  the  Company   purchased   approximately
    $862,000 of electrical contracting services from a firm owned by the wife and son of Johnny Hebert, a director of the Company.

         During 1995, the Company purchased approximately $74,000
    of maintenance services and other related aviation support services from Fleeman Aviation, Inc., which has provided services to the Company since 1987. In April 1995, Clarke M. Williams, the Company's Chairman of the Board, purchased 100% of Fleeman Aviation, Inc. from unaffiliated parties.

         For  further  information  see "- Compensation Committee
    Interlocks and Insider Participation."


             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG Peat Marwick LLP, independent certified public accountants for the Company for 1995, has been selected by the Board to serve again in that capacity for 1996. A representative of such firm is expected to attend the Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.


                          OTHER MATTERS

    Quorum and Voting of Proxies

         The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting. If a quorum is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may vote in their discretion with respect to the election of directors when they have not received voting instructions from beneficial owners. If brokers who do not receive voting instructions do not exercise such discretionary voting power (a "broker non-vote"), shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present with respect to the election of directors. Because the election of directors must be approved by plurality vote, broker non-votes with respect to these proposals will not effect the outcome of the voting.

         Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees.

         Management is unaware of any matter for action by shareholders at the Meeting other than the election of directors. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

    Shareholder Nominations and Proposals

         In order to be eligible for inclusion in the Company's 1997 proxy materials pursuant to the federal proxy rules, any shareowner proposal to take action at such meeting must be received at the Company's principal executive offices by November 25, 1996. In addition, the Company's by-laws provide that shareholders intending to nominate a director or bring any other matter before a shareholders' meeting must furnish timely written notice. In general, notice must be received by the Secretary of the Company between October 21, 1996 and February 28, 1997 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareowner proposing such matters. If the date of the 1997 annual meeting is more than 30 days earlier or later than May 9, 1997, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made. The Company will be permitted to disregard any nomination or other matter that fails to comply with these by-law procedures.

                                  By Order of the Board of Directors

                                  /s/ Harvey P. Perry

                                  Harvey P. Perry
                                  Secretary

Dated:  March 20, 1996

                                              PROXY
                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                CENTURY TELEPHONE ENTERPRISES, INC.

  The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 9, 1996 (the "Meeting"), and at any and all adjournments thereof.

1.  To elect five Class II Directors.

FOR ___ all nominees listed below    WITHHOLD  AUTHORITY ___ to vote for all
    (except as marked to the contrary                    nominees listed below
     below)

INSTRUCTIONS:   To  withhold  authority  to  vote  for any individual nominee, strike a line through the nominee's name in the list below:

                Virginia Boulet       Ernest Butler, Jr.    James B. Gardner

                R. L. Hargrove, Jr.      Johnny Hebert

2. In their discretion to vote upon such other business as may properly come before the Meeting.

                                    (Please See Reverse Side)


The Board of Directors recommends that you vote FOR the nominees listed above. This Proxy will be voted as specified. If no specific directions are given, all of the votes attributable to your Voting Shares will be voted for the nominees.
   ____________________     _____________________________________________
           DATE                          NAME (PLEASE PRINT)


        ________________________________________________________
                           SIGNATURE


        ________________________________________________________
            ADDITIONAL   SIGNATURE (IF JOINTLY  HELD)



                                   Please sign exactly as name appears
                                   on the certificate or certificates
                                   representing shares to be voted by
                                   this proxy.  When signing as executor,
                                   administrator, attorney, trustee or
                                   guaradian, please give full title as
                                   such.  If a corporation, please sign
                                   in full corporate name by president or
                                   other authorized officer.  If a
                                   partnership, please sign in partnership
                                   name by authorized persons.

                                              PROXY
                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                CENTURY TELEPHONE ENTERPRISES, INC.

  The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 9, 1996 (the "Meeting"), and at any and all adjournments thereof.

1.  To elect five Class II Directors.

FOR ___ all nominees listed below    WITHHOLD  AUTHORITY ___ to vote for all
    (except as marked to the contrary                    nominees listed below
     below)

INSTRUCTIONS:   To  withhold  authority  to  vote  for any individual nominee, strike a line through the nominee's name in the list below:

                Virginia Boulet       Ernest Butler, Jr.    James B. Gardner

                R.L. Hargrove, Jr.      Johnny Hebert

2. In their discretion to vote upon such other business as may properly come before the Meeting.

                                    (Please See Reverse Side)


The Board of Directors recommends that you vote FOR the nominees listed above. This Proxy will be voted as specified. If no specific directions are given, all of the votes attributable to your Voting Shares will be voted for the nominees.


                     LONG-TERM SHARES      SHORT-TERM SHARES   TOTAL VOTES
                    (10 votes per share)   (1 vote per share)
____________________________________________________________________________

DIVIDEND REINVESTMENT
    VOTING SHARES
____________________________________________________________________________

ALL OTHER VOTING SHARES
____________________________________________________________________________
           GRAND TOTAL OF YOUR VOTES

   ____________________     _____________________________________________
           DATE                          NAME (PLEASE PRINT)


        ________________________________________________________
                           SIGNATURE


        ________________________________________________________
            ADDITIONAL   SIGNATURE (IF JOINTLY  HELD)



                                   Please sign exactly as name appears
                                   on the certificate or certificates
                                   representing shares to be voted by
                                   this proxy.  When signing as executor,
                                   administrator, attorney, trustee or
                                   guaradian, please give full title as
                                   such.  If a corporation, please sign
                                   in full corporate name by president or
                                   other authorized officer.  If a
                                   partnership, please sign in partnership
                                   name by authorized persons.